EXHIBIT A

List of Funds

Name	Ticker Symbol
Guggenheim Russell Top 50® Mega Cap ETF	XLG
Guggenheim S&P 500® Equal Weight ETF	RSP
Guggenheim S&P 500® Pure Growth ETF	RPV
Guggenheim S&P 500® Pure Value ETF	RPG
Guggenheim S&P MidCap 400® Pure Growth ETF	RFV
Guggenheim S&P MidCap 400® Pure Value ETF	RFG
Guggenheim S&P SmallCap 600® Pure Growth ETF	RZV
Guggenheim S&P SmallCap 600® Pure Value ETF	RZG
Guggenheim S&P 500® Equal Weight Materials ETF	RTM
Guggenheim S&P 500® Equal Weight Industrials ETF	RGI
Guggenheim S&P 500® Equal Weight Technology ETF	RYT
Guggenheim S&P 500® Equal Weight Health Care ETF	RYH
Guggenheim S&P 500® Equal Weight Consumer Staples ETF	RHS
Guggenheim S&P 500® Equal Weight Consumer Discretionary ETF	RCD
Guggenheim S&P 500® Equal Weight Energy ETF	RYE
Guggenheim S&P 500® Equal Weight Financials ETF	RYF
Guggenheim S&P 500® Equal Weight Utilities ETF	RYU
Guggenheim Russell 1000® Equal Weight ETF	EWRI
Guggenheim Russell 2000® Equal Weight ETF	EWRS
Guggenheim Russell MidCap® Equal Weight ETF	EWRM
Guggenheim MSCI Emerging Markets Equal Country Weight ETF	EWEM
Guggenheim S&P 500® Equal Weight Real Estate ETF	EWRE